PARAGON  POLARIS  STRATEGIES.COM  INC.
                                                                        ICOWORKS


                     PARAGON POLARIS STRATEGIES.COM INC. AND
                         ICOWORKS, INC. ANNOUNCE MERGER


VANCOUVER, BRITISH COLUMBIA, NOVEMBER 20, 2002, PARAGON POLARIS STRATEGIES.COM INC. (OTCBB: PPSI) (the "Company") is pleased to announce that the Company has entered into an agreement to merge with Icoworks, Inc. (www.icoworks.com), a Nevada corporation that specializes in offering a complete array of industrial, oilfield and commercial appraisal, liquidation and auction services.

The Board of Directors of the Company have also approved a two-for-one split of the Company's common stock to be effective December 2, 2002 or such later date that is acceptable to NASD. The Company's authorized capital will be increased from 25,000,000 shares to 50,000,000 shares of common stock in connection with the stock split. Each shareholder will be entitled to exchange their share certificates for new share certificates reflecting the post-split shares subsequent to the effective date.

Under the terms of the merger agreement, the Company will issue shares of its common stock to the shareholders of Icoworks on a one-for-one pre-split basis. The Company anticipates issuing 6,357,460 pre-split shares on completion of the merger based on the current outstanding number of shares of Icoworks. In addition, the Company will issue options and warrants to the current optionholders and warrantholders of Icoworks on a one-for-one pre-split basis. The completion of the merger will be subject to approval by the shareholders of both the Company and Icoworks. The Company will be proceeding with the filing of a registration statement with the Securities and Exchange Commission in connection with obtaining shareholder approval of the merger. The number of shares and the options and warrants to be issued on completion of the merger will be adjusted to account for the stock split.

The Company has adopted the business name of "Icoworks, Inc." pending completion of the merger. The Company will be applying to NASD for a new trading symbol reflecting this business name.

"This is an important day for Paragon Polaris Strategies.com Inc.," said Robert Foo, President of Paragon, "We are very fortunate to be acquiring a significant and profitable asset with such a successful history."

"I am pleased for the Company and its shareholders. This merger brings immediate and long-term benefits, and instantly give Icoworks the ability to raise further capital to implement its expansion strategy, and sets the platform for increasing an existing profitable revenue stream," said Mr. J. Graham Douglas, President of Icoworks, Inc.

                                   1 of 2

ABOUT  ICOWORKS,  INC.
----------------------

Icoworks,  Inc.  is  an  integrated  Commercial/Industrial  Auction  company.
Icoworks, through its subsidiaries, offers a complete array of industrial, oilfield and commercial appraisal, liquidation and auction services. Every Icoworks auction or liquidation benefits from many years of experience in the industry, and a corresponding network of almost 200,000 proven purchasers. As a private firm, they have a 25-year history of profitability, qualified experienced management, very good industry contacts and a high-quality reputation for finding qualified buyers for their sellers.

For  more  information  contact:

INVESTOR  RELATIONS                   REGENCY  FINANCIAL  PUBLIC  RELATIONS
-------------------
WESTIN  COMMUNICATIONS  INC.          T:  303-771-7300
T/F:  800-430-4034                    Email:  scottgelbard@regency-financial.com
                                              ----------------------------------
Email:  info@westincomm.com
        -------------------
www.westincomm.com
------------------


This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

     (i) the inability of the Company to complete the acquisition of Icoworks, Inc., of which there is no assurance;
     (ii) the inability of the Company to achieve the financing required to pursue its planned business operations, of which there is no assurance;
     (iii) the inability of the Company to complete its business plan for the development and expansion of the Icoworks business.

 Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.



                                     2 of 2